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                                                                    Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Convergys Corporation Deferred Compensation and Option Gain Deferral Plan for Non-Employee Directors of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of Convergys Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
July 15, 2002